Exhibit 99

MASCO CORPORATION ANNOUNCES SIGNING OF DEFINITIVE
AGREEMENT TO ACQUIRE KICHLER LIGHTING

LIVONIA, Mich. (January 8, 2018) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, announced today the signing of a definitive agreement to acquire The L.D. Kichler Co. (“Kichler Lighting”), a leading developer of decorative residential and light commercial lighting products, ceiling fans and LED lighting systems across both consumer and professional distribution channels.

“We are excited about the prospects of expanding Masco’s reach into the fragmented $6 billion U.S. residential lighting industry,” said Masco’s President and CEO, Keith Allman. “Kichler Lighting is a strong strategic fit with our focus on building products where brand, innovation and strength of distribution provide a competitive advantage. Kichler’s products share many of the same customers as numerous other Masco brands and will complement our current product offering while strengthening our relationships with these customers,” continued Allman.

Based in Cleveland, Ohio, Kichler Lighting had revenues of approximately $450 million in 2017 and employs approximately 700 people worldwide. The transaction is expected to close in the first quarter of 2018, subject to customary closing conditions and regulatory review, and will be funded with cash on hand. Masco intends to report the financial results of Kichler Lighting in its Decorative Architectural Products segment.

Additionally, Masco announced that it acquired Mercury Plastics, Inc. (“Mercury”) in the fourth quarter of 2017. Mercury is a plastics processor and manufacturer of water handling systems for appliance and faucet applications, as well as other highly engineered plumbing products, tubing, and assemblies. Based in Middlefield, Ohio, Mercury had revenues of approximately $45 million in 2017 and employs approximately 300 people. Masco intends to report the financial results of Mercury in its Plumbing Products segment.

“We are extremely pleased to welcome the Kichler Lighting and Mercury teams to the Masco family,” said Allman. “We believe that, because of our rigorous acquisition process and patience, these acquisitions will be accretive to our earnings in 2018 and will demonstrate Masco’s ability to deliver on our strategic initiatives to create significant shareholder value. We expect to provide a more in-depth update on these transactions on our fourth quarter earnings conference call on February 8, 2018,” concluded Allman.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Risks and uncertainties include, among other things, the expected closing of the Kichler transaction and the expected benefits and synergies of both acquisitions, including the expected impact on future financial and operating results and post-acquisition plans and intentions. Our future performance may also be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to improve our under-performing U.S. window business, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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